As filed with the Securities and Exchange Commission on August 20, 2020
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNUM GROUP (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1598430 (I.R.S. Employer Identification No.)

1 Fountain Square Chattanooga, Tennessee 37402 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Paul Jullienne
Vice President, Managing Counsel and Corporate Secretary
Unum Group
1 Fountain Square, Chattanooga, Tennessee 37402
(423) 294-1011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement. (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock, $.10 par value
Depositary Shares (3)
Common Stock, $.10 par value
Warrants
Stock Purchase Contracts
Units
(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. The securities registered hereunder may be sold either separately or as units consisting of more than one type of security registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the related registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

UNUM GROUP

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
STOCK PURCHASE CONTRACTS
UNITS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Unum Group’s common stock is listed on the New York Stock Exchange and trades under the symbol “UNM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). We may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock, $.10 par value per share;

•	depositary shares;

•	common stock, $.10 par value per share;

•	warrants;

•	stock purchase contracts; and

•	units.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website and you may request a copy of these documents, at no cost, as described under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.
You should rely only on the information we have provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. None of us, any underwriters, dealers or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the particular document.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean Unum Group and its subsidiaries.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest. See “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE” for special considerations regarding indirect ownership and global securities.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public, free of charge, at the SEC’s website at www.sec.gov. The address of the SEC’s website is provided for the information of prospective investors and the information contained therein is not incorporated by reference in this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (excluding any portions of such documents that may have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the offerings by means of this prospectus are complete:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 5, 2020 and July 29, 2020;

•	Current Reports on Form 8-K filed with the SEC on January 16, 2020, January 28, 2020, February 18, 2020, February 24, 2020, May 4, 2020 (but excluding Item 2.02), May 21, 2020, and June 2, 2020; and

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The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Investor Relations
Unum Group
1 Fountain Square
Chattanooga, Tennessee 37402
(423) 294-8996
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” to encourage companies to provide prospective information, as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Certain information contained in this prospectus, the applicable prospectus supplement or information incorporated by reference into this prospectus, or in any other written or oral statements made by us in communications with the financial community or contained in documents filed with the SEC, may be considered forward-looking statements within the meaning of the Act. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments. Forward-looking statements speak only as of the date made. We undertake no obligation to update these statements, even if made available on our website or otherwise. These statements may be made directly in this prospectus or the applicable prospectus supplement or may be made part of this prospectus by reference to other documents filed by us with the SEC, a practice which is known as “incorporation by reference.” You can find many of these statements by looking for words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “assumes,” “intends,” “projects,” “goals,” “objectives,” or similar expressions in this prospectus, the applicable prospectus supplement or in documents incorporated herein.
These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. We caution readers that the following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements:

•	The impact of the COVID-19 pandemic on our business, financial position, results of operation, liquidity and capital resources, and overall business operations.

•	Sustained periods of low interest rates.

•	Fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets.

•	Unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity.

•	Changes in, or interpretations or enforcement of, laws and regulations.

•	A cyber attack or other security breach could result in the unauthorized acquisition of confidential data.

•	The failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event.

•
Investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities.

•	Increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors.

•	Changes in our financial strength and credit ratings.

•	Our ability to develop digital capabilities or execute on our technology systems upgrades or replacements.

•	Actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving.

•	Availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us.

•	Ability to generate sufficient internal liquidity and/or obtain external financing.

•	Damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures.

•	Effectiveness of our risk management program.

•	Contingencies and the level and results of litigation.

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Ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation.

•	Fluctuation in foreign currency exchange rates.

•	Recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.
For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q and the accompanying prospectus supplement.
All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

UNUM GROUP
Unum Group, a Delaware general business corporation, and its insurance and non-insurance subsidiaries, which collectively with Unum Group we refer to as the Company, operate in the United States, the United Kingdom, Poland, and, to a limited extent, in certain other countries. The principal operating subsidiaries in the United States are Unum Life Insurance Company of America, Provident Life and Accident Insurance Company, The Paul Revere Life Insurance Company, Colonial Life & Accident Insurance Company, Starmount Life Insurance Company, in the United Kingdom, Unum Limited, and in Poland, Unum Zycie TUiR S.A. (Unum Poland). We are a leading provider of financial protection benefits in the United States and the United Kingdom. Our products include disability, life, accident, critical illness, dental and vision, and other related services. We market our products primarily through the workplace.
We have three principal operating business segments: Unum US, Unum International, and Colonial Life. Our other segments are the Closed Block and Corporate segments.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	reducing or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing possible acquisitions;

•	working capital; and

•	redeeming outstanding securities.
Pending such use, we may temporarily invest net proceeds in highly liquid assets.
DESCRIPTION OF DEBT SECURITIES
General
Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms of the senior debt securities and the subordinated debt securities, which we collectively refer to as the “debt securities,” that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the prospectus supplement relating to the particular series of debt securities.
We will issue the senior debt securities under an indenture which we entered into with The Bank of New York Mellon Trust Company, N.A., as trustee, on August 23, 2012, as amended and supplemented. We will issue the subordinated debt securities under an indenture, which we entered into with The Bank of New York Mellon Trust Company, N.A., as trustee, on May 29, 2018. Except for the subordination provisions included in the subordinated indenture, the indentures are substantially identical. The indentures are subject to and governed by the Trust Indenture Act, and we may supplement the indentures from time to time. The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to either the senior indenture, as amended and supplemented, or the subordinated indenture relating to the particular series of debt securities, each of which is an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference into this prospectus.
Terms
The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt, but will be subordinated to all of our existing and future secured indebtedness, if any. The indebtedness represented by the subordinated debt securities will rank junior in right of payment, under the terms contained in the subordinated indenture, and will be subject to our prior payment in full of our senior debt, all as described under “—Subordination.”

We may issue the debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities of the series, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.
Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.
You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•
the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities and, in the case of subordinated debt securities, whether they are junior subordinated debt securities;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

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if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

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the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•
the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

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the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

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the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

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the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the currency or currencies in which we will sell the debt securities of the series and in which the debt securities of the series will be denominated and payable;

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whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

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whether the principal of, and any premium, Make-Whole Amount, calculated by us, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions;

•
whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

•	the applicability, if any, of the defeasance or covenant defeasance provisions described below under “—Discharge, Defeasance and Covenant Defeasance”;

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any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

•	whether we may extend the interest payment periods and, if so, the terms of any extension;

•
if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities of the series on any securities exchange; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.
The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities of such series would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.
Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.
The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.
Denominations, Interest, Registration and Transfer
Unless the applicable prospectus supplement states otherwise, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.
Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, calculated by us, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, located at 10161 Centurion Pkwy N., 2nd Floor, Jacksonville, Florida 32256 as of the date of this prospectus. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.
Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.
If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.
Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.
If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.
Neither we nor any trustee will be required to do any of the following:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

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exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that, the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Form of Debt Securities
We will issue each debt security in global – i.e., book-entry – form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.”
In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe special provisions that apply to such securities.
Merger, Consolidation or Sale
We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity, provided that, with respect to any series:

•
we are the survivor in the merger, or the survivor, if not us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities of that series and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture applicable to such series;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture applicable to such series, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	certain other conditions that are described in the indenture applicable to such series are met.
Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.
This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.
Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Certain Covenants
The following set forth certain covenants applicable to debt securities, any of which may be modified or inapplicable to your debt securities to the extent set forth in the prospectus supplement applicable to your debt securities.
Existence. Except as permitted under “—Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.
Provision of Financial Information. We will file with the trustee, within 15 days of filing the same with the SEC, copies of our annual reports, quarterly reports and other documents we file with the SEC pursuant to such Section 13 and 15(d) of the Exchange Act, and we will promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.
Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.
Additional Covenants. Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.
Events of Default, Notice and Waiver
Except as otherwise described in the applicable prospectus supplement, each of the following “Events of Default” set forth in the indentures will be applicable to each series of debt securities we may issue under those indentures:

(1)	we fail for 30 days to pay when due any installment of interest or any Additional Amounts payable on any debt security of that series;

(2)	we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3)	we fail to make any sinking fund payment when due as required for any debt security of that series;

(4)
we default in the performance or breach of any other covenant or agreement we made in the indenture other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5)
we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us or any subsidiary of ours that we have guaranteed that has a principal amount outstanding that is more than $50,000,000 (other than non-recourse indebtedness), which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to us in accordance with the indenture;

(6)	certain events of bankruptcy, insolvency or reorganization occur; and

(7)	any other event of default specified in the applicable prospectus supplement occurs.
If there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of, and any premium or Make-Whole Amount on all of the debt securities of, that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

•
we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•
a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

•	any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.
Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after:

•
it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•
no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the series.

This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.
Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.
Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture
Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment, voting together as one class. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

•
reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•
reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall

◦	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

◦	not apply to any outstanding debt securities created prior to the change or elimination;

•	to secure the debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

•
to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property;

provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect.
Subordination
Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated provisions will apply to the subordinated debt securities.
The subordinated debt securities will be unsecured and subordinated in right of payment to all of our existing and future secured and senior indebtedness. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.
We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt beyond any applicable grace period, or if there is a judicial proceeding pending with respect to our default on our senior debt and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full.
Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding subordinated debt securities.
After we have paid in full all sums we owe on our senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. After we have paid in full all sums we owe on the subordinated debt securities, the holders of the junior subordinated debt securities, together with the holders of our obligations ranking on a parity with the junior subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debt securities and the other obligations. We will make payment on the junior subordinated debt securities before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to our junior subordinated debt securities.
By reason of this subordination, if we become insolvent, holders of senior debt, as well as certain of our general creditors, may receive more, and holders of subordinated debt securities (including junior subordinated debt securities) may receive less, than our other creditors, including holders of any of our senior debt securities. This subordination will not prevent the occurrence of any event of default under the subordinated debt securities.
Senior debt is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1)	debt for money we have borrowed;

(2)
debt evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3)
debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

(4)	any debt of others described in the preceding clauses (1) through (3) which we have guaranteed or for which we are otherwise liable;

(5)	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(6)	our obligation as lessee under any lease of property which is reflected on our balance sheet as a finance lease;

(7)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8)
our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments;

provided, however, that, in computing our debt, any particular debt will be excluded if:

•
upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

•	we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.
Senior debt will exclude the following:

•
any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

•	our subordinated debt securities;

•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

•	debt to any employee of ours; and

•
all other junior subordinated debentures issued by us from time to time and sold to subsidiaries of ours, including any limited liability companies, partnerships or trust established or to be established by us.

There is no limit on the amount of senior debt or other debt that we may incur under the indentures. At June 30, 2020, our senior debt aggregated approximately $3.3 billion.
Discharge, Defeasance and Covenant Defeasance
Unless the terms of a series of debt securities provide otherwise, under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.
In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series; except our obligations to

◦	pay any Additional Amounts upon the occurrence of certain tax and other events,

◦	register the transfer or exchange of the debt securities,

◦	replace temporary or mutilated, destroyed, lost or stolen debt securities,

◦	maintain an office or agency for the debt securities, and

◦	to hold moneys for payment in trust; or

•
to be defeased and discharged from our obligations with respect to the debt securities of that series described under “—Certain Covenants” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the defeased covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.
We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•
we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

•	a conversion event (as defined below) occurs in respect of the currency in which the deposit was made, the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.
Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

•
a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.
Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.
In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

•	the event of default described in clause (4) of the first paragraph under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series, or

•	the event of default described in clause (7) of the first paragraph under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance, then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.
The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.
Conversion and Exchange Rights
The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property, if any, will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.
The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that are convertible into or exchangeable for our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Redemption of Debt Securities
If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Governing Law
The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. is one of a number of banks with which we and certain of our subsidiaries maintain banking relationships in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A., provides us and certain of our subsidiaries with custodial services in connection with our bond and stock portfolios, serves as trustee under the indentures involving certain of our existing debt securities, and its affiliate, The Bank of New York Mellon, is a lender under our revolving credit facility and also provides us with other general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which The Bank of New York Mellon Trust Company, N.A. serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.
DESCRIPTION OF PREFERRED STOCK
The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC in connection with the issuance of any preferred stock.
General
Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 25,000,000 shares of preferred stock, par value $.10 per share, in one or more series.
For each series of preferred stock the board of directors may fix the voting powers, designations, preferences and rights, and qualifications, limitations and restrictions of the series. The board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series.
In addition, as described under “DESCRIPTION OF DEPOSITARY SHARES,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.
The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•
the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.
Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.
When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board.
Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holders’ option, and may be mandatorily redeemed.
Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.
Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pays dividends on a noncumulative basis.
Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.
Liquidation Preference
In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.
If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.
Transfer Agent and Registrar
The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.
Governing Law
The preferred stock will be governed by Delaware law.
DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC in connection with any issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share, or multiple shares, of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share, or multiple shares, of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.
Dividends and Other Distributions
The depositary will pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.
In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary upon redemption of the preferred stock. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will take all reasonable actions requested by the depositary in order to enable it to vote as a holder has instructed. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares or may vote them proportionately with instructions received.
Conversion or Exchange
If the prospectus supplement relating to the depositary shares states that the deposited preferred stock is convertible or exercisable or exchangeable, the following will apply. The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of us. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary registrar or transfer agent, or prejudices an important right of holders, it will become effective only with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;

•
we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•
we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary will agree to indemnify each other under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. The resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.
Form of Preferred Stock and Depositary Shares
We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.” All preferred stock will be issued in registered form.
We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.
DESCRIPTION OF COMMON STOCK
The following briefly summarizes the provisions of our amended and restated certificate of incorporation and amended and restated bylaws that would be important to holders of our common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws which are exhibits to the registration statement which contains this prospectus.

General
Under our amended and restated certificate of incorporation, we are authorized to issue a total of 725,000,000 shares of common stock having a par value of $.10 per share. As of June 30, 2020, 203,484,736 shares of common stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on the New York Stock Exchange and trades under the symbol “UNM.”
Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders will share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities, and after the liquidation preference of holders of preferred stock has been satisfied.
Dividends
Holders of common stock are entitled to participate equally in dividends when the board of directors declares dividends on shares of common stock out of funds legally available for dividends. The rights of holders of common stock to receive dividends are subject to the preferences of holders of preferred stock.
Voting Rights
Holders of common stock are entitled to one vote for each share held of record on all matters voted on by stockholders, including the election of directors.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and the total liquidation preferences of any outstanding shares of preferred stock.
Certain Provisions That May Have an Anti-Takeover Effect
Our amended and restated certificate of incorporation and amended and restated bylaws, and certain portions of Delaware law, contain certain provisions that may have an anti-takeover effect.
Special Meetings of Stockholders. A special meeting of our stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president, or the lead independent director or by the secretary at the direction of a majority of the board or upon the written request(s) of one or more stockholders of record who own in the aggregate not less than 25% of the total number of outstanding shares of capital stock entitled to vote on the item(s) of business to be brought before the proposed special meeting as of the date of the request(s).
Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings. Our amended and restated bylaws establish advance notice procedures for stockholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of stockholders. These procedures require that notice of such stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. To be timely, we must receive the notice at our principal executive offices within certain dates prior to the anniversary date of the annual meeting of stockholders before the one in which the stockholder proposal is to be considered. The notice must contain information required by the amended and restated bylaws. These provisions make it procedurally more difficult for a stockholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.
Action of Stockholders Without a Meeting. Any action of our stockholders may be taken at a meeting only and may not be taken by written consent.
Delaware Anti-Takeover Law. Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation, such as our company, from engaging in a business combination, such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an interested stockholder including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

The provisions described above may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors' ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control of us by means of merger, tender offer, solicitation in opposition to management or otherwise.
Restriction on Ownership Under Insurance Laws
Most states, including the states in which our insurance company subsidiaries are domiciled, have laws and regulations that require regulatory approval of a change in control of an insurer or an insurer’s holding company. Where such laws and regulations apply to us and our insurance company subsidiaries, there can be no effective change in control unless the person seeking to acquire control has filed a statement with specified information with the insurance regulators and has obtained prior approval for the proposed change in control from such regulators. The usual measure for a presumptive change in control pursuant to these laws is the acquisition of 10% or more of the voting stock of an insurance company or its parent, although this presumption is rebuttable. Consequently, a person may not acquire, including by purchases of shares in this offering, 10% or more of our common stock without the prior approval of the insurance regulators in the states in which we and our insurance company subsidiaries are domiciled.
Transfer Agent and Registrar
The transfer agent and registrar for shares of the common stock is Computershare Investor Services.
DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities and these warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further material terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement which we will file with the SEC in connection with any issuance of warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether we will issue the warrants in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.
The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in other securities described in this prospectus or of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•
whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.
The applicable prospectus supplement will describe the material terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to registered securities issued in global – i.e., book-entry – form. First, we describe the differences between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who Is the Legal Owner of a Registered Security?
Each debt security, warrant, purchase contract, unit, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners
We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. The institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose – e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture – we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•
whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What is a Global Security?
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.
Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.
The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. If your securities are issued in the form of global securities, the depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a “master global security.” The applicable prospectus supplement will not indicate whether your securities are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
Special Investor Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•
The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, the global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”.
The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within the time provided for in the indenture or other agreement;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•
in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to those securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.
If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations for Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.
PLAN OF DISTRIBUTION
We may offer and sell the securities to or through underwriters or dealers for resale, and also may offer and sell the securities directly to other purchasers or through designated agents or a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also use this prospectus in connection with any rescission offer for securities described in this prospectus on the terms and conditions described in the applicable prospectus supplement.
Distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may solicit offers to purchase securities directly from the public from time to time. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.
In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described as required in the applicable prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.
If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of ours in the ordinary course of business.
If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. The prospectus supplement will state any commission payable for solicitation of these offers.

We and our designated agents or dealers, if any, may also use this prospectus in connection with a rescission offer with respect to any securities described in this prospectus. The accompanying prospectus supplement will describe the terms and conditions of any rescission offer.
VALIDITY OF THE SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities issued by us will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference into this prospectus and the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The expenses in connection with the distribution of the securities are set forth in the following table. All amounts, except the Securities and Exchange Commission registration fee, are estimated.

SEC Registration Fee	$(1)
NYSE Listing Fee	(2)
Printing and Engraving Costs	(2)
Rating Agencies’ Fees	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Trustee and Registrar Fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r).

(2)
Estimated expenses are not presently known. Actual amounts to be determined from time to time and, in the case of a particular offering of securities, in the filing pursuant to Rule 424(b) in respect of such offering.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation - a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent any such person is successful on the merits or otherwise in the defense of any such derivative or non-derivative action, the corporation must indemnify the person against such expenses. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VIII of our amended and restated bylaws provides that we will indemnify and hold harmless each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or trustee of our company or, while a director, officer, or employee of our company, is or was serving at our request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), judgments, fines, including ERISA excise taxes and penalties, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in the case of an action, suit, proceeding or claim by or in the right of our company, no indemnification will be made under our amended and restated bylaws in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to us unless (and only to the extent that) the Delaware Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Delaware Court of Chancery or such other court shall deem proper.
We will provide indemnification under our amended and restated bylaws (unless ordered by a court) only as authorized in the specific case upon a determination, as provided for in our amended and restated bylaws, that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in our amended and restated bylaws.
Article VIII of our amended and restated bylaws also provides for advancement of expenses by us in advance of the final disposition of an action, suit, proceeding or claim upon receipt by us of a written request therefor and a written undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is determined in accordance with our amended and restated bylaws that such person is not entitled to be indemnified by us.
The indemnification and advancement of expenses provided for in Article VIII of our amended and restated bylaws will be made to the fullest extent not prohibited by applicable law as it presently exists or is amended. The provisions of Article VIII will continue as to a person who has ceased to be a director, officer, employee or trustee and will inure to the benefit of the heirs, executors and administrators of such person.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.
We also maintain insurance on our directors and officers, which covers liabilities under federal securities laws.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for senior debt securities. *

1.2	Form of Underwriting Agreement for subordinated debt securities. *

1.3	Form of Underwriting Agreement for preferred stock. *

1.4	Form of Underwriting Agreement for depositary shares. *

1.5	Form of Underwriting Agreement for common stock. *

1.6	Form of Underwriting Agreement for stock purchase contracts. *

1.7	Form of Underwriting Agreement for units. *

1.8	Form of Underwriting Agreement for warrants. *

4.1	Amended and Restated Certificate of Incorporation of Unum Group, effective May 24, 2018 (incorporated by reference to Exhibit 3.1 of Unum Group’s Form 8-K filed on May 25, 2018).

4.2	Amended and Restated Bylaws of Unum Group, effective February 18, 2020 (incorporated by reference to Exhibit 3.1 of Unum Group’s Form 8-K filed on February 24, 2020).

4.3
Indenture for Senior Debt Securities, between Unum Group and The Bank of New York Mellon Trust Company, N.A. dated as of August 23, 2012 (incorporated by reference to Exhibit 4.2 to Unum Group’s Form 8-K filed on August 23, 2012).

4.4	First Supplemental Indenture for Senior Debt Securities, between Unum Group and The Bank of New York Mellon Trust Company, N.A. dated as of August 20, 2020.

4.5
Indenture for Subordinated Debt Securities, dated as of May 29, 2018, between Unum Group and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 of Unum Group's 8-K filed on May 29, 2018).

4.6	Form of preferred stock designations. *

4.7	Form of Deposit Agreement. *

4.8	Form of Depositary Receipt. *

4.9	Form of Senior Debt Security. *

4.10	Form of Subordinated Debt Security. *

4.11	Form of Warrant Agreement. *

4.12	Form of Purchase Contract Agreement (including the form of the Security Certificate). *

4.13	Form of Pledge Agreement. *

4.14	Form of Unit Agreement (including form of unit certificate). *

5.1	Opinion of Sullivan & Cromwell LLP regarding legality of the securities.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture for Senior Debt Securities dated as of August 23, 2012.

25.2
Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture for Subordinated Debt Securities dated as of May 29, 2018.

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Unum Group pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of Unum Group’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on August 20, 2020.

Unum Group

By:	/s/ Richard P. McKenney
Richard P. McKenney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Richard P. McKenney	President and Chief Executive Officer and a Director	August 20, 2020
	Richard P. McKenney	(principal executive officer)

	/s/ Steven A. Zabel	Executive Vice President, Chief Financial Officer	August 20, 2020
	Steven A. Zabel	(principal financial officer)

	/s/ Cherie A. Pashley	Senior Vice President, Chief Accounting Officer	August 20, 2020
	Cherie A. Pashley	(principal accounting officer)

	*	Director	August 20, 2020
Theodore H. Bunting, Jr.

	*	Director	August 20, 2020
Susan L. Cross

	*	Director	August 20, 2020
Susan D. DeVore

	*	Director	August 20, 2020
Joseph J. Echevarria

	*	Director	August 20, 2020
Cynthia L. Egan

	*	Chairman of the Board of Directors	August 20, 2020
Kevin T. Kabat

	*	Director	August 20, 2020
Timothy F. Keaney

	*	Director	August 20, 2020
Gloria C. Larson

	*	Director	August 20, 2020
Ronald P. O'Hanley

	*	Director	August 20, 2020
Francis J. Shammo

*By:	/s/ J. Paul Jullienne		August 20, 2020
J. Paul Jullienne
Attorney-in-Fact